Exhibit 99.1

FOR IMMEDIATE RELEASE

Select Comfort Announces First-quarter 2014 Results

•	Generates record first-quarter net sales of $276 million, a 7% year-over-year increase

•	Reports EPS of $0.31

•	Confirms 2014 outlook

MINNEAPOLIS - (April 17, 2014) - Select Comfort Corporation (NASDAQ: SCSS) today reported first-quarter 2014 results for the period ended March 29, 2014.

First-quarter Financial Summary

•	Net sales increased 7% to $276 million, compared to $258 million in the first quarter of 2013, including comparable sales growth of 2%.

•	Operating income decreased to $25.8 million, compared with operating income of $35.2 million in the first quarter of 2013.

•	Earnings per diluted share were $0.31, compared with $0.41 in the first quarter of 2013 on an as-adjusted basis (excluding CEO transition benefit).

“We are pleased with our results, which were in line with internal expectations. We continue to make progress and are on track with our three important growth strategies: product innovation, marketing effectiveness and local market development. During the quarter, we introduced the most significant product innovations and marketing advancements in our company’s history. Customer reaction has been strong and we remain cautiously optimistic in an ongoing challenging consumer environment,” said Shelly Ibach, president and CEO, Select Comfort.

Cash flows from operating activities were $39 million in the first quarter, compared with $45 million in the prior year’s first quarter. Capital expenditures increased to $16.7 million as compared to $14.3 million in 2013. During the first quarter, the company repurchased 0.6 million shares of its common stock for a total cost of $10 million. As of the end of the quarter, cash, cash equivalents and marketable-debt securities totaled $143 million, and the company had no borrowings under its revolving credit facility.

Financial Outlook
As previously communicated, the company expects full-year 2014 earnings per diluted share to approximate full-year 2013 adjusted earnings per diluted share of $1.07. This outlook assumes mid- to high-single-digit total revenue growth and the addition of 20 to 30 net new stores during the year.

The company currently anticipates that 2014 capital expenditures will be $70-$80 million, including investments in systems infrastructure; new, relocated and remodeled stores; and in support of product innovations.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

Select Comfort Announces First-quarter 2014 Results – Page 2 of 8

About Select Comfort Corporation
Select Comfort Corporation is leading the industry in delivering an unparalleled sleep experience by offering consumers high-quality, innovative and individualized sleep solutions and services, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, marketer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further individualization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. As the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of the more than 440 SLEEP NUMBER® stores across the country, online at SleepNumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of the company’s marketing messages; the efficiency of its advertising and promotional efforts; consumer acceptance of its products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of the company’s retail store distribution strategy; the company’s dependence on significant suppliers, and its ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; the company’s ability to continue to improve its product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of the company’s management information systems to meet the evolving needs of its business and evolving regulatory standards applicable to data privacy and security; the company’s ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Becky Dvorak; (763) 551-6862; publicrelations@selectcomfort.com

Select Comfort Announces First-quarter 2014 Results – Page 3 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	March 29, 2014	% of Net Sales	March 30, 2013	% of Net Sales

Net sales	$276,412	100.0%	$258,237	100.0%
Cost of sales	105,029	38.0%	94,821	36.7%
Gross profit	171,383	62.0%	163,416	63.3%

Operating expenses:
Sales and marketing	125,022	45.2%	109,813	42.5%
General and administrative	18,896	6.8%	15,820	6.1%
Research and development	1,663	0.6%	2,556	1.0%
Total operating expenses	145,581	52.7%	128,189	49.6%
Operating income	25,802	9.3%	35,227	13.6%
Other income, net	102	0.0%	91	0.0%
Income before income taxes	25,904	9.4%	35,318	13.7%
Income tax expense	8,912	3.2%	11,847	4.6%
Net income	$16,992	6.1%	$23,471	9.1%

Net income per share – basic	$0.31		$0.43

Net income per share – diluted	$0.31		$0.42

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	54,113		55,095
Effect of dilutive securities:
Options	353		690
Restricted shares	378		466
Diluted weighted-average shares outstanding	54,844		56,251

Select Comfort Announces First-quarter 2014 Results – Page 4 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited) March 29, 2014	December 28, 2013
Assets
Current assets:
Cash and cash equivalents	$60,409	$58,223
Marketable debt securities – current	52,147	52,159
Accounts receivable, net of allowance for doubtful accounts of $418 and $425, respectively	15,579	14,979
Inventories	44,590	40,152
Prepaid expenses	7,923	9,216
Deferred income taxes	6,926	6,936
Other current assets	8,613	7,874
Total current assets	196,187	189,539

Non-current assets:
Marketable debt securities – non-current	30,469	34,632
Property and equipment, net	137,567	129,542
Goodwill and intangible assets, net	16,613	16,823
Deferred income taxes	6,396	4,943
Other assets	6,229	6,286
Total assets	$393,461	$381,765

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$63,385	$73,391
Customer prepayments	20,177	15,392
Accrued sales returns	10,737	9,433
Compensation and benefits	19,493	15,242
Taxes and withholding	16,514	12,517
Other current liabilities	10,410	11,207
Total current liabilities	140,716	137,182

Non-current liabilities:
Warranty liabilities	1,897	1,567
Other long-term liabilities	18,725	17,796
Total non-current liabilities	20,622	19,363
Total liabilities	161,338	156,545

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 54,273 and 54,901 shares issued and outstanding, respectively	543	549
Additional paid-in capital	—	5,382
Retained earnings	231,557	219,276
Accumulated other comprehensive income	23	13
Total shareholders’ equity	232,123	225,220
Total liabilities and shareholders’ equity	$393,461	$381,765

Select Comfort Announces First-quarter 2014 Results – Page 5 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Three Months Ended
	March 29, 2014	March 30, 2013
Cash flows from operating activities:
Net income	$16,992	$23,471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,176	6,661
Stock-based compensation	(108)	432
Net (gain) loss on disposals and impairments of assets	(2)	27
Excess tax benefits from stock-based compensation	(19)	(2,401)
Deferred income taxes	(1,450)	585
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(552)	2,454
Inventories	(4,438)	5,269
Income taxes	3,795	7,534
Prepaid expenses and other assets	1,030	(889)
Accounts payable	3,600	12,955
Customer prepayments	4,785	2,302
Accrued compensation and benefits	4,080	(9,165)
Other taxes and withholding	36	(1,443)
Warranty liabilities	185	(239)
Other accruals and liabilities	1,754	(2,531)
Net cash provided by operating activities	38,864	45,022

Cash flows from investing activities:
Purchases of property and equipment	(16,660)	(14,309)
Proceeds from sales of property and equipment	5	3
Investments in marketable debt securities	(13,623)	(12,883)
Proceeds from maturities of marketable debt securities	10,000	5,898
Acquisition of business	—	(15,500)
Investment in non-marketable equity securities	—	(1,500)
Increase in restricted cash	(500)	—
Net cash used in investing activities	(20,778)	(38,291)

Cash flows from financing activities:
Net decrease in short-term borrowings	(6,094)	(4,370)
Repurchases of common stock	(10,236)	(10,144)
Proceeds from issuance of common stock	411	2,282
Excess tax benefits from stock-based compensation	19	2,401
Net cash used in financing activities	(15,900)	(9,831)
Net increase (decrease) in cash and cash equivalents	2,186	(3,100)
Cash and cash equivalents, at beginning of period	58,223	87,915
Cash and cash equivalents, at end of period	$60,409	$84,815

Select Comfort Announces First-quarter 2014 Results – Page 6 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Percent of sales:
Retail	89.7%	88.1%
Direct and E-Commerce	6.4%	6.7%
Wholesale/other	3.9%	5.2%
Total	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	2%	(8%)
Direct and E-Commerce	2%	(18%)
Company-Controlled comparable sales change	2%	(9%)
Net new/closed stores	7%	6%
Total Company-Controlled Channel	9%	(3%)
Wholesale/other	(21%)	35%
Total	7%	(2%)

Stores open:
Beginning of period	440	410
Opened	17	10
Closed	(14)	(9)
End of period	443	411

Other metrics:
Average sales per store ($ in 000's)[1]	$2,120	$2,118
Average sales per square foot[1]	$1,042	$1,256
Stores > $1 million net sales[1]	97%	98%
Stores > $2 million net sales[1]	47%	46%
Average net sales per mattress unit - Company-Controlled Channel[2]	$3,373	$3,132

[1] Trailing twelve months for stores open at least one year.
[2] Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Select Comfort Announces First-quarter 2014 Results – Page 7 of 8

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	March 29, 2014	March 30, 2013	March 29, 2014	March 30, 2013
Net income	$16,992	$23,471	$53,602	$79,148
Income tax expense	8,912	11,847	27,995	41,872
Interest expense	10	14	47	62
Depreciation and amortization	8,885	6,333	32,151	21,838
Stock-based compensation	(108)	432	3,692	3,774
Asset impairments	3	30	100	174
Adjusted EBITDA	$34,694	$42,127	$117,587	$146,868

Note - Our Adjusted EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles

Select Comfort Announces First-quarter 2014 Results – Page 8 of 8

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Three Months Ended
	March 29, 2014	March 30, 2013
	As Reported	As Reported	CEO Transition Costs(1)	As Adjusted
Operating income	$25,802	$35,227	$(391)	$34,836
Other income, net	102	91	—	91

Income before income taxes	25,904	35,318	(391)	34,927
Income tax expense(2)	8,912	11,847	(134)	11,713
Net income	$16,992	$23,471	$(257)	$23,214

Net income per share –
Basic	$0.31	$0.43	$0.00	$0.42
Diluted	$0.31	$0.42	$0.00	$0.41

Basic Shares	54,113	55,095	55,095	55,095
Diluted Shares	54,844	56,251	56,251	56,251
___________________
(1) In February 2012, we announced that William R. McLaughlin, then President and CEO, would retire from the Company effective June 1, 2012. In recognition of Mr. McLaughlin’s contributions, the Compensation Committee approved the modification of Mr. McLaughlin’s currently unvested stock awards, including performance-based stock awards. The performance-based stock awards are subject to applicable adjustments through 2014 based on actual performance versus performance targets. In the first three months of 2013, we recorded a non-cash compensation benefit of $0.4 million resulting from performance-based stock award adjustments.

(2) Reflects effective income tax rates, before discrete adjustments of 34.3% for 2013.

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP - generally accepted accounting principles